                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                             ROLLINS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                 ROLLINS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                2170 PIEDMONT ROAD, N.E., ATLANTA, GEORGIA 30324

TO THE HOLDERS OF THE COMMON STOCK:

    PLEASE TAKE NOTICE that the 1995 Annual Meeting of Stockholders of Rollins, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 2170 Piedmont Road, N.E., Atlanta, Georgia on Tuesday, April 25, 1995, at 9:30 A.M., or any adjournment thereof, for the following purposes:

    (a) To elect two Class III directors to the Board of Directors;

    (b) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Proxy Statement dated March 24, 1995, is attached.

    The Board of Directors has fixed the close of business on February 28, 1995, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

    Stockholders who do not expect to be present at the meeting are urged to complete, date, sign, and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Gene L. Smith, SECRETARY

Atlanta, Georgia
March 24, 1995

                                PROXY STATEMENT

    The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 25, 1995, is submitted by the Company to the stockholders for their information.

                   SOLICITATION OF AND POWER TO REVOKE PROXY

    A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors.

    This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 24, 1995. A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxyholder.

                                 CAPITAL STOCK

    The outstanding capital stock of the Company on February 28, 1995 consisted of 35,838,091 shares of Common Stock, par value $1.00 per share (excluding 5,593,723 treasury shares). Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on February 28, 1995, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

    The name and address of the executives named in the Summary Compensation Table and the name and address of each stockholder who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on February 28, 1995, together with the number of shares so owned and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of certain members of the Rollins family, and of the executive officers and directors of the Company as a group (according to information received by the Company) is set out below:

                                                                               AMOUNT         PERCENT OF
                            NAME AND ADDRESS                                BENEFICIALLY      OUTSTANDING
                          OF BENEFICIAL OWNER                                OWNED (1)          SHARES
                         ---------------------                            ----------------  ---------------
R. Randall Rollins......................................................      14,158,990(2)         39.5
2170 Piedmont Road, N.E.
Atlanta, Georgia
Gary W. Rollins.........................................................      14,339,364(3)         40.0
2170 Piedmont Road, N.E.
Atlanta, Georgia
Mario Gabelli...........................................................       1,911,025(4)          5.3
655 Third Avenue
New York, New York
Gene L. Smith...........................................................           5,440(5)       --
2170 Piedmont Road, N.E.
Atlanta, Georgia
All Directors and Executive Officers as a group
(8 persons).............................................................      15,443,078(6)         43.1

------------------------

(1) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2) Includes 339,734 shares of the Company held as Trustee, Guardian, or Custodian for his children or as custodian for the children of his brother, Gary W. Rollins. Also includes 1,407,200 shares of the Company held in five trusts of which he is a Co-Trustee and as to which he shares voting and investment power. Does not include 53,563* shares of the Company held by his wife. Also includes
     10,419,000 shares owned by LOR, Inc. Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 1,080,000 shares owned by The
     May Partnership. Mr. Rollins is an officer, director and stockholder of Rollins Holding Company, Inc., the corporation which is the sole general partner of The May Partnership. Also includes 748,288 shares owned by Mr.
     O. Wayne Rollins' Estate. Mr. Rollins is the Co-Executor and Co-Trustee of this estate.

(3)  Includes  219,386  shares  of  the  Company  held  as  Custodian  for   the
     grandchildren  of his brother, R. Randall  Rollins, and 1,373,600 shares of the Company in five  trusts of which  he is Co-Trustee and  as to which  he shares  voting and investment power. Does not include 58,339* shares of the
     Company held by  his wife. Also  includes 10,419,000 shares  owned by  LOR,
     Inc.  Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 1,080,000 shares owned by The  May Partnership. Mr. Rollins is  an officer,  director and  stockholder of  Rollins Holding  Company, Inc., the corporation which is the sole general partner of The May Partnership.  Also includes  748,288 shares owned by Mr. O. Wayne Rollins' Estate. Mr. Rollins is the Co-Executor and Co-Trustee of this estate.

(4)  Based upon information received by  the Company, an aggregate of  1,911,025 shares  of Company Common Stock are beneficially owned by Mario Gabelli and entities controlled directly  or indirectly  by Mario  Gabelli as  follows:
     GAMCO  Investors,  Inc.,  1,277,025 shares;  Gabelli  Funds,  Inc., 630,000 shares; and  Mr. Mario  Gabelli, 4,000  shares. Several  of these  entities share  voting and disposition powers with  respect to the shares of Company
     Common Stock held by them.

(5)  Mr. Smith owns  less than  1% of  outstanding shares.  This includes  3,109 incentive stock options that are currently exercisable.

(6) Shares held in trusts as to which more than one officer and/or director are Co-Trustees have been included only once. These shares include shares held by LOR, Inc. and The May Partnership.

    *Messrs. R. Randall Rollins and Gary W. Rollins disclaim any beneficial interest in these holdings.

                             ELECTION OF DIRECTORS

    Two individuals are to be elected at the Annual Meeting to serve as Class III directors for a term of three years, and until the election and qualification of their successors. Five other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company's Bylaws which provide for the election of directors for staggered terms, with each director serving a three year term. Unless authority is withheld, the proxy holders will vote for the election of the first two persons named below to three year terms as directors. Although Management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

    The name and age of each of the two nominees, their principal occupations, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each nominee and the percentage of outstanding shares that ownership represents, all as of the close of business February 28, 1995, (according to information received by the Company) are set out below. Similar information is also provided for those directors whose terms expire in future years.

                                                                                                  SHARES        PERCENT OF
                                                                     SERVICE AS                  OF COMMON      OUTSTANDING
     NAME OF NOMINEE               PRINCIPAL OCCUPATION (1)           DIRECTOR        AGE        STOCK (2)        SHARES
--------------------------  ---------------------------------------  -----------      ---      -------------  ---------------
CLASS III (NEW TERM EXPIRES 1998)
Wilton Looney               Honorary   Chairman  of  the  Board  of     1975 to           75           1,500             *
                            Genuine Parts Company (automotive parts        date
                            distributor)

                                                                                                  SHARES        PERCENT OF
                                                                     SERVICE AS                  OF COMMON      OUTSTANDING
     NAME OF NOMINEE               PRINCIPAL OCCUPATION (1)           DIRECTOR        AGE        STOCK (2)        SHARES
--------------------------  ---------------------------------------  -----------      ---      -------------  ---------------
Bill J. Dismuke             President  of  Edwards  Baking  Company     1984 to           58             900             *
                            (manufacturing  of  baked pies  and pie        date
                            pieces)  (since  1991);  President  and
                            Chief  Executive Officer of Jackson and
                            Coker,  Inc.   (Physician   recruiting)
                            (1987-1990)
CLASS II (TERM EXPIRES 1997)
John W. Rollins (3)         Chairman   of   the  Board   and  Chief     1948 to           78          15,510(7)            *
                            Executive  Officer  of  Rollins   Truck        date
                            Leasing   Corp.  (vehicle  leasing  and
                            transportation); Chairman of the  Board
                            and  Chief Executive Officer of Rollins
                            Environmental Services, Inc. (hazardous
                            waste treatment and disposal)
Gary W. Rollins (3)         President and  Chief Operating  Officer     1981 to           50      14,339,364(5)         40.0
                            (since 1984)                                   date
CLASS I (TERM EXPIRES 1996)
R. Randall Rollins (3)      Chairman   of   the  Board   and  Chief     1968 to           63      14,158,990(4)         39.5
                            Executive Officer of the Company (since        date
                            October 1991); Senior Vice Chairman  of
                            the   Board  of  the  Company  (October
                            1983-October  1991);  Chairman  of  the
                            Board,  Chief Executive  Officer of RPC
                            Energy  Services,  Inc.  (oil  and  gas
                            field  services and boat manufacturing)
                            (since 1984)
Henry B. Tippie             Chairman  of   the  Board   and   Chief     1960 to           68       1,245,950(6)          3.5
                            Executive   Officer   of   Tippie  Com-       1970;
                            munications, Inc.  et.al.  (radio  sta-     1974 to
                            tions);   Chairman  of   the  Executive        date
                            Committee  and  Vice  Chairman  of  the
                            Board  of  Rollins Truck  Leasing Corp.
                            (vehicle leasing  and  transportation);
                            Chairman    of   Executive   Committee,
                            Rollins  Environmental  Services,  Inc.
                            (hazardous waste treatment and
                            disposal);  and  Chairman  of Executive
                            Committee  of  Matlack  Systems,   Inc.
                            (bulk trucking and terminaling)

                                                                                                  SHARES        PERCENT OF
                                                                     SERVICE AS                  OF COMMON      OUTSTANDING
     NAME OF NOMINEE               PRINCIPAL OCCUPATION (1)           DIRECTOR        AGE        STOCK (2)        SHARES
--------------------------  ---------------------------------------  -----------      ---      -------------  ---------------
James B. Williams           Chairman, CEO, and Director of SunTrust     1978 to           62          20,000             *
                            Banks,   Inc.  (bank  holding  company)        date
                            (since April 1991); President, CEO  and
                            Director  of SunTrust Banks, Inc. (bank
                            holding  company)   (April   1990-April
                            1991);  Vice  Chairman and  Director of
                            SunTrust  Banks,  Inc.  (bank   holding
                            company)    (July   1984-April   1990);
                            President and Director of Trust Company
                            Bank  (bank   holding  company)   (June
                            1981-January   1989);   President   and
                            Director  of  Sun  Banks,  Inc.   (bank
                            holding company) (from January
                            1986-January 1989)

------------------------
*Less than .1% of outstanding shares.

(1) Each of the directors has held the positions of responsibility set out in this column (but not necessarily his present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the boards of directors of the following companies: John W. Rollins: FPA Corporation and Matlack Systems, Inc.; James B. Williams: The Coca-Cola Company, Genuine Parts Company, Sonat, Inc., and Georgia-Pacific Corp.; Gary W. Rollins: Rollins Truck Leasing Corporation; R. Randall Rollins: Trust Company Bank. All persons named in the above table, other than Bill J. Dismuke, are also directors of RPC Energy Services, Inc.

(2) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3) R. Randall Rollins and Gary W. Rollins are brothers. John W. Rollins is their uncle.

(4) (See information contained in footnote (2) to the table appearing in Capital Stock section.)

(5) (See information contained in footnote (3) to the table appearing in Capital Stock section.)

(6) Includes 909,750** shares of Common Stock of the Company in five trusts of which he is Co-Trustee and as to which he shares voting and investment power and 5,000** shares in a trust of which he is the sole Trustee. Does not include shares of Common Stock of the Company owned by The May Partnership, an interest in which is indirectly held by a trust of which Mr. Tippie is a Co-Trustee but not a beneficiary, 300** shares held by his wife, or 900** shares held by his wife as Trustee for his children.

(7) Does not include 1,100** shares held by his wife as custodian for his children.

------------------------
**Messrs. John W. Rollins and Henry B. Tippie disclaim any beneficial interest in these holdings.

            BOARD OF DIRECTORS COMPENSATION, COMMITTEES AND MEETINGS

    During 1994, non-employee Directors received $550 for each meeting of the Board of Directors or committee they attended, plus $8,800 per year, from the Company.

    The Audit Committee of the Board of Directors of the Company consists of Henry B. Tippie, Chairman; Wilton Looney; and James B. Williams. The Audit Committee had two meetings during the year ending December 31, 1994. Its functions are to select a firm of certified public accountants whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed and to monitor the effectiveness of the audit efforts and the Company's financial and accounting organization and financial reporting. The Compensation Committee of the Board of Directors of the Company consists of Henry B. Tippie, Chairman; Wilton Looney; and James B. Williams. The Compensation Committee had one meeting during the year ending December 31, 1994. The function of the Compensation Committee is to review the Company's executive compensation structure and recommend to the Board any changes to insure continued effectiveness. It also administers the Rollins Employee Stock Incentive Plan. The Board of Directors met, or took action by way of unanimous consent, four times during the year ended December 31, 1994. Each director attended all of the board meetings and meetings of committees on which he served during 1994. The Company does not have a nominating committee of the Board of Directors.

         REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW

    The Compensation Committee is comprised of outside directors who are not eligible to participate in the plans and over whose names this report is presented. The Committee reviews and approves the compensation of the Company's executive officers annually. The actions of executives officers have a profound impact on the short-term and long-term profitability of the Company. Therefore, the design of the executive officer compensation package is very important.

    The Company has an executive compensation package that is driven by an increase in shareholder value, the overall performance of the Company, and the individual performance of the executive. The measures of the Company's performance include sales revenue and net income. The three main components of the executive compensation package are stock-based incentive plans, cash incentive plans, and base salary.

STOCK BASED INCENTIVE PLAN

    The 1994 Employee Stock Incentive Plan was approved by the stockholders at the April 26, 1994 Meeting. As detailed in the Summary Compensation Table on page 9, the Option/SAR grant Table on page 10 and Long-Term Incentive Plan Table on page 11, the named executives received an aggregate of 8,100 units in 1994 under this plan. These awards were intended to help insure that the long-term goals of the executives were aligned with those of the Company. Specific award amounts were determined based on the performance of the individual and took into consideration the number of options awarded in a previous plan that are currently held by the named executives. The Chief Executive Officer, R. Randall Rollins, and the Chief Operating Officer, Gary W. Rollins, maintain a significant ownership interest in the Company and were therefore not considered, at this time, for grants under the 1994 Employee Stock Incentive Plan.

    The Committee thinks it unlikely that any participants in the Company's stock plans will, in the foreseeable future, receive in excess of $1 million in aggregate compensation (the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, unless certain performance related compensation exemptions are met) during any fiscal year, and has therefore determined that since the exemption requirement does not apply, the Company will not change its various compensation plans, or otherwise meet the requirements of such exemption, at this time.

CASH BASED INCENTIVE PLANS

    The second component of the executive compensation package consists of a cash based incentive plan. The Company currently offers one cash based incentive plan which is the performance bonus plan or short-term plan. The Company's Stock Appreciation Rights Plan expired in 1994 and no cash based grants were made pursuant thereto.

    The performance bonus plan has more emphasis on short-term performance by evaluating performance over a 12 month operating cycle. This plan has a payout subjectively based on net income, budget objectives, and other individual specific performance objectives. These specific performance objectives relate to each executive improving the contribution of his functional areas of responsibility to further enhance the earnings of the Company. Of the three named executives, only the Chief Financial Officer, Gene L. Smith, participates in this plan. The Chief Executive Officer, R. Randall Rollins, and the President and Chief Operating Officer, Gary W. Rollins, do not participate in the performance bonus plan. The Committee determined that due to the short term nature of the performance bonus plan, it is not appropriate for the two aforementioned named executives to participate at this time because many of their individual contributions cannot be effectively measured over a 12 month operating cycle.

    Gene L. Smith, the Chief Financial Officer, who participates in the performance bonus plan, will receive approximately 20% of his 1994 compensation in a performance bonus. The amount of Mr. Smith's bonus was determined based on his attainment of his specific performance and budget objectives.

BASE SALARY

    The third component is base salary. The Company believes that it is important for the named executives to receive acceptable salaries so the Company can keep the senior executive talent it needs to meet the challenges in today's environment. The factors used in determining base salary include the recent profit performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance and the pay received by peers in similar positions. Approximately one half of the merit percentage increases are based on attainment of the net income objectives. The remaining 50% of the merit salary increase is subjectively based on the other aforementioned criteria. These factors are not used in any specific formula or weighting. The salaries of the named executives are reviewed annually.

CEO PAY

    The 1994 cash compensation of R. Randall Rollins, Chairman and Chief Executive Officer, was $437,632. This represents the total compensation for Mr. Rollins of which no portion was in performance driven bonuses. The Committee feels that due to the significant level of stock ownership in the Company, the Chief Executive Officer will not participate in the stock based incentive plans at this time. The Committee considers several factors when determining the CEO's salary. These factors include long-term growth in net income, stockholder value improvements as well as his individual performance. These factors are not used in any specific formula or weighting.

CONCLUSION

    The Committee believes that this mix of acceptable market-based salaries, cash incentives for short-term performance, and stock based incentives for long-term performance in the Company represent a balance that will motivate the executive team to continue to produce the type of results that the Company has historically achieved. The Committee further believes this program strikes an appropriate balance between the interests of Rollins, Inc. in operating its businesses and appropriate rewards based on shareholder value.

                                          Henry B. Tippie, Chairman
                                          Wilton Looney
                                          James B. Williams

                               PERFORMANCE GRAPH

    As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five year comparison of the cumulative total stockholder return based on the performance of the stock of the Company as compared with both a broad equity market index and an industry or peer group index. The indices included in the following graph are the S&P 500 Index and the S&P 500 Commercial Services Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            ROLLINS, INC     S&P 500      S&P COMMERCIAL SVCS
1989                   100        100                         100
1990                 119.3      96.89                       83.97
1991                164.62     126.42                       91.28
1992                215.55     136.05                       90.38
1993                243.99     149.76                       87.57
1994                211.11     151.74                       80.59

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following directors serve on the Company's Compensation Committee: Henry
B. Tippie, Wilton Looney, and James B. Williams. None of these individuals are employees of the Company. No executive officer of the Company serves on a Compensation Committee of another company. R. Randall Rollins, an executive of the Company, serves on the Board of Directors of Trust Company Bank, a subsidiary of SunTrust Banks, Inc. Mr. Williams is the Chairman and Chief Executive Officer of SunTrust Banks, Inc. Mr. Rollins is not on the Compensation Committee of either SunTrust or Trust Company Bank. Rollins, Inc. maintains a significant banking relationship with Trust Company Bank. All banking services provided by Trust Company Bank are priced at market-competitive rates.

                             EXECUTIVE COMPENSATION

    Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 1994, 1993 and 1992, of those persons who were, at December 31, 1994 (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company whose total annual compensation exceeded $100,000 (the named executives):

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                     COMPENSATION AWARDS
                                                                   ------------------------
                                                                   RESTRICTED
                                       ANNUAL COMPENSATION           STOCK     SECURITIES
                                ---------------------------------   AWARDS     UNDERLYING        ALL OTHER
 NAME AND PRINCIPAL POSITION      YEAR       SALARY       BONUS     ($) (1)    OPTIONS (#)   COMPENSATION (2)
------------------------------  ---------  -----------  ---------  ---------  -------------  -----------------
R. Randall Rollins                   1994  $   437,632  $  --      $  --           --            $   1,800
Chairman of the Board &              1993      437,632     --         --           --                2,830
Chief Executive Officer              1992      357,632     --         --           --                2,746

Gary W. Rollins                      1994      757,632     --         --           --                1,800
President &                          1993      757,632     --         --           --                2,830
Chief Operating Officer              1992      657,632     --         --           --                2,746

Gene L. Smith                        1994      157,332     34,350     51,075        4,000            1,800
Chief Financial Officer              1993      137,400     30,528         --          800            2,015
                                     1992      127,200     27,600         --           --            1,857

------------------------

(1) The values set forth above in the column above for restricted stock awards are as of January 24, 1994, the date of grant of Time Lapse Restricted Stock. On December 31, 1994, these were the only shares of restricted stock held by the named executive officers. The number of shares and their value on December 31, 1994 were as follows: Mr. Smith, 1,800 shares valued at $41,625. The December 31, 1994 values are based on the December 31, 1994 closing market stock price of $23 1/8 and do not take into account any diminution of value attributable to time lapse restrictions on these shares. Time Lapse Restricted Stock vests ten years from the date of grant. During these ten years, grantees receive all dividends declared and retain voting rights for the granted shares. No Time Lapse Restricted Stock will vest upon termination of employment.

(2) Effective October 1, 1983, the Company adopted the Rollins Retirement Account ("Retirement Account"), a qualified retirement plan designed to meet the requirements of Section 401(k) of the Internal Revenue Code. The Retirement Account provides for a matching contribution of forty cents ($.40) for each one dollar ($1.00) of a participant's contribution to the Retirement Account, not to exceed 3 percent of his or her annual compensation (which includes commissions, overtime and bonuses). Participants accrue benefits under the Retirement Account in lieu of payment of compensation to the participant. The amounts shown in this column represent the Company match for the named executives.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1994

    The following table sets forth stock options granted in the fiscal year ending December 31, 1994 to each of the named executives. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year term, assuming compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on the market price on the grant date.

                                                      INDIVIDUAL GRANTS (1)
                                        -------------------------------------------------
                                                       PERCENT                              POTENTIAL REALIZABLE
                                         NUMBER OF    OF TOTAL                             VALUE AT ANNUAL RATES
                                        SECURITIES     OPTIONS                                 OF STOCK PRICE
                                        UNDERLYING   GRANTED TO                               APPRECIATION FOR
                                          OPTIONS     EMPLOYEES   EXERCISE OR                 OPTION TERM (2)
                                          GRANTED     IN FISCAL   BASE PRICE   EXPIRATION  ----------------------
                 NAME                       (#)         YEAR        ($/SH)        DATE      5% ($)      10% ($)
                ------                  -----------  -----------  -----------  ----------  ---------  -----------
R. Randall Rollins....................           0       N/A          N/A         N/A         N/A         N/A
Gary W. Rollins.......................           0       N/A          N/A         N/A         N/A         N/A
Gene L. Smith.........................       4,000(3)         3%   $  28 3/8     01/24/04  $  71,380  $   180,890

------------------------

(1) Options were granted on January 24, 1994 at a price of $28 3/8 per share. No Stock Appreciation Rights were granted to the named executives during 1994.

(2) These amounts, based on assumed appreciation rates of 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price. These numbers do not take into account certain provisions of options providing for termination of the option following termination of employment, nontransferability or phased-in vesting. The Company did not use an alternative formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.

(3) These Incentive Stock Options vest and become exercisable 20% each year and expire after 10 years.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1994
                         AND YEAR-END OPTION/SAR VALUES

                                                                                     NUMBER OF
                                                                                    SECURITIES         VALUE OF
                                                                                    UNDERLYING       UNEXERCISED
                                                                                    UNEXERCISED      IN-THE-MONEY
                                                                                   OPTIONS/SAR'S    OPTIONS/SAR'S
                                                                         VALUE     AT FY-END (#)  AT FY-END ($) (1)
                                                   SHARES ACQUIRED     REALIZED    EXERCISABLE /    EXERCISABLE /
                     NAME                          ON EXERCISE (#)        ($)      UNEXERCISABLE    UNEXERCISABLE
                    ------                       -------------------  -----------  -------------  ------------------
R. Randall Rollins.............................               0        $       0            0/0   $              0/0
Gary W. Rollins................................               0                0            0/0                  0/0
Gene L. Smith..................................             531            6,305    2,309/8,160        22,177/43,336

------------------------

(1) Based on the closing price of Company common stock on the New York Stock Exchange on December 31, 1994 of $23 1/8 per share.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL YEAR 1994

                                                                               PERFORMANCE OR
                                                              NUMBER OF         OTHER PERIOD
                                                            SHARES, UNITS     UNTIL MATURATION
NAME                                                     OR OTHER RIGHTS (#)      OR PAYOUT
-------------------------------------------------------  -------------------  -----------------
R. Randall Rollins.....................................               0                  N/A
Gary W. Rollins........................................               0                  N/A
Gene L. Smith..........................................           2,300             01/24/99

    Performance restricted stock is granted, but not earned and issued, until certain five year tiered performance criteria are met. The performance criteria are predetermined market prices of the Company's stock. On the date that the stock appreciates to each level (determination date), 20% of performance shares are earned. Once earned, the stock vests in five years from the determination date. After the determination date, the grantee will receive all dividends declared and also have voting rights to the shares.

                                 BENEFIT PLANS

    The Rollins, Inc. Retirement Income Plan is a trusteed defined benefit pension plan. The amounts shown on the following table are those annual benefits payable for life on retirement at age 65. The amounts computed in the following table assume: (a) that the participant remains in the service of the Company until his normal retirement date at age 65; (b) that the participant's earnings continue at the same rate as paid in the year ended December 31, 1994 during the remainder of his service until age 65; (c) that the normal form of benefit is a single-life annuity; and (d) that the Plan continues without substantial modification.

                                                    PENSION PLAN TABLE
                              ---------------------------------------------------------------
                                                     YEARS OF SERVICE
                              ---------------------------------------------------------------
REMUNERATION                      15           20           25           30           35
----------------------------  -----------  -----------  -----------  -----------  -----------
$100,000....................  $    22,500  $    30,000  $    37,500  $    45,000  $    45,000
 200,000....................       45,000       60,000       75,000       90,000       90,000
 300,000....................       67,500       90,000      112,500      135,000      135,000
 400,000....................       90,000      120,000      150,000      180,000      180,000
 500,000....................      112,500      150,000      187,500      225,000      225,000
 600,000....................      135,000      180,000      225,000      270,000      270,000
 700,000....................      157,500      210,000      262,500      315,000      315,000
 800,000....................      180,000      240,000      300,000      360,000      360,000

The above table does not reflect the Plan offset for Social Security average earnings, the maximum limit on covered compensation under Section 401(a)(17) of the Internal Revenue Code, or the maximum benefit limitations under Section 415 of the Internal Revenue Code. The covered compensation for the named executives is identical to the salary reflected in the Summary Compensation Table under the two columns titled "Salary" and "Bonus".

    Retirement income benefits are based on the average of the employee's compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years ("final average compensation") immediately preceding the employee's retirement date or, if earlier, the date of his termination of employment. All full-time corporate employees of the Company and its subsidiaries (other than employees subject to collective bargaining agreements) are eligible to participate in the Retirement Income Plan after completing one year of service as an employee. The benefit formula is 1 1/2% of final average compensation less 3/4% of final average FICA earnings multiplied by years of service (maximum 30 years). The Plan also provides reduced early retirement benefits under certain conditions. In accordance with the Internal Revenue Code of 1986 as amended (the "Code"), the maximum annual benefit that could be payable to a Retirement Income Plan beneficiary in 1994 was $118,800. However, this limitation does not affect previously accrued benefits of those individuals who became entitled to benefits in excess of $118,800 prior to the effective date of applicable provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Tax Reform Act of 1986. In accordance with the Code (as amended by the Omnibus Budget Reconciliation Act of 1993), the maximum compensation recognized by the Retirement Income Plan was $150,000 in 1994. Retirement benefits accrued at the end of any calendar year will not be reduced by any subsequent changes in the maximum compensation limit.

    The current credited years of service for the three individuals named in the Summary Compensation Table, each of whom is a participant in the Plan, are: R. Randall Rollins, 11 years; Gary W. Rollins, 29 years; and Gene L. Smith, 9 years.

    Effective October 1, 1983, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Internal Revenue Code ("Rollins Retirement Account"). The only form of benefit payment under the Rollins Retirement Account is a single lump-sum payment equal to the balance in the participant's account on the quarterly valuation date preceding date of distribution. Under the Rollins Retirement Account, the full amount of a participant's accrued benefit is payable upon his termination of employment, attainment of age 59 1/2 with respect to pre-tax deferrals only, retirement, total and permanent disability, or death. Amounts contributed to the accounts of named executives for 1994 under this plan are reported in the "All Other Compensation" column of the Summary Compensation Table above.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP served as the Company's auditors for 1994. As is its policy, upon the recommendation of the Audit Committee, the Board of Directors shall select a firm of certified public accountants for 1995. It is anticipated that a representative of Arthur Andersen LLP will be present at the Annual Meeting to answer questions and make a statement should such representative so desire.

                             SECTION 16 COMPLIANCE

    The Company has completed a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company by all Directors, Officers and greater than 10 percent stockholders subject to the provisions of Section 16 of the Securities Exchange Act of 1934. In addition, the Company has a written representation from all Directors, Officers and greater than 10 percent stockholders from whom no Form 5 was received, indicating that no Form 5 filing was required. Based solely on this review, the Company believes that filing requirements of such persons under Section 16 for the fiscal year ended December 31, 1994 have been satisfied, except that R. Randall Rollins and Gary W. Rollins each filed a late report on Form 5 which reported the disposition of shares by the estate of O. Wayne Rollins, of which both are co-executors.

                             STOCKHOLDER PROPOSALS

    Appropriate proposals of stockholders intended to be presented at the Company's 1996 Annual Meeting of Stockholders must be received by the Company by November 19, 1995 for inclusion in its proxy statement and form of proxy relating to that meeting. If the date of the next annual meeting is advanced by more than 90 calendar days or delayed by more than 90 calendar days from the date of the annual meeting to which this proxy statement relates, the Company shall, in a timely manner, inform its stockholders of the change and the date by which proposals of stockholders must be received.

                      VOTING PROCEDURES AND VOTE REQUIRED

    The Chairman of the Board of Directors of the Company will select a representative of the Company's transfer agent as Inspector of the Election, to determine the eligibility of persons present at the Meeting to vote and to determine whether the name signed on each proxy card corresponds to the name of a stockholder of the Company. The Inspector shall also determine whether or not a quorum of the shares of the Company (consisting of a majority of the votes entitled to be cast at the

Meeting) exists at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum exists and a vote is taken at the Meeting, the Inspector shall tabulate (i) the votes cast for or against each proposal and
(ii) the abstentions in respect of each proposal.

    In accordance with the Delaware General Corporation Law, the election of the nominees named herein as directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Meeting.

    In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast in favor of a proposal to the number of votes cast against the proposal, and hence only votes for or against the proposal (and not abstentions or broker non-votes) are relevant to the outcome.

                                 MISCELLANEOUS

    The Company's Annual Report for the calendar year ended December 31, 1994 is being mailed to stockholders with this proxy statement.

    UPON THE WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY WHOSE PROXY WAS SOLICITED IN CONNECTION WITH THE 1995 ANNUAL MEETING OF STOCKHOLDERS, THE COMPANY WILL FURNISH SUCH OWNER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994. REQUEST FOR A COPY OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE MADE IN WRITING, ADDRESSED TO ROLLINS, INC., P.O. BOX 647, ATLANTA, GEORGIA 30301, ATTENTION:
GENE L. SMITH, SECRETARY.

    Management knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           Gene L. Smith, SECRETARY

Atlanta, Georgia
March 24, 1995

PROXY                            ROLLINS, INC.
         PROXY SOLICITED BY THE BOARD OF DIRECTORS OF ROLLINS, INC. FOR ANNUAL MEETING OF STOCKHOLDERS, TUESDAY, APRIL 25, 1995, 9:30 A.M.

    The  undersigned hereby constitutes and appoints R. RANDALL ROLLINS and GARY
W. ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 25, 1995, at 9:30 a.m., at 2170 Piedmont Road, N.E., Atlanta, Georgia, or any adjournment thereof.

    The undersigned acknowledges receipt of Notice of the aforesaid Annual Meeting and Proxy Statement, each dated March 24, 1995, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place or stead. The undersigned instructs said proxies, or either of them, to vote as follows:

1.         / / FOR all Class III nominees; / / For all Class III nominees, except as indicated below; or / / REFRAIN from voting for the election of Wilton Looney and Bill J. Dismuke as Class III directors.
           (INSTRUCTIONS: To refrain from  voting for any individual  nominee, write that nominee's  name on the space  provided below.)

------------------------------------------------------------------------------------------------------------------------
2.         ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                     (over)

                          (continued from other side)

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
                                                               PROXY

                                                    PLEASE SIGN BELOW, DATE AND
                                                    RETURN PROMPTLY
                                                    ____________________________
                                                    ____________________________
                                                             SIGNATURE
                                                    DATED: _____________________
                                                    (Signature should conform to
                                                    name  and  title   stenciled
                                                    hereon. Executors,
                                                    administrators, trustees,
                                                    guardians    and   attorneys
                                                    should add their title  upon
                                                    signing.)

   NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND
                          MAILED IN THE UNITED STATES.